SALE & PURCHASE AGREEMENT FOR THE ACQUISITION

Of

51% OF THE SHARES AND ASSETS OF LEGARLEON PRECIOUS METALS LIMITED.

THIS AGREEMENT is between

ELEMENT92, RESOURCES CORP.(and or its designated nominee company)
a company incorporated under the laws of the State of Wyoming, USA, with its address at 2510 Warren Avenue, Cheyenne, Wyoming, 82001 USA
("E92R" or the "Purchaser"),

And

LO LIN KWONG Owners of 100% of the shares of Legarleon Precious Metal Limited, with his address at Flat1505, 15th Floor, Block 41, Heng Fa Chuen, Hong Kong
(the "Seller")

Collectively the Parties

WHEREAS, shareholders of the Purchaser, who own of record and beneficially an aggregate of eight million three hundred one thousand (8,301,000) shares of common stock, (the "Common Shares"), issued and outstanding shares, representing 91.74% and the controlling interest of Element92 Resources Corp. have met and approved the acquisition of 51% of the shares of the LPM by E92R and issuance 2 million new Common Shares of E92R, the Sellers, on the terms and subject to the conditions set forth herein and;

WHEREAS, the Purchaser desires to purchase 51% control of Legarleon Precious Metals Limited ("LPM") and acquire from the Seller 51% of the shares of LPM, the company, together with all of the assets of LPM (the Business Assets") on the terms and subject to the conditions set forth herein and;

WHEREAS, LPM owns a seat on the Gold & Silver exchange described more fully in Appendix A and;

WHEREAS, the Purchaser has agreed to issue 2 million shares of Element92 Resources Corp to the Sellers and;

WHEREAS, the Purchaser feels it is in the best interest of the E92R that LPM and its Business Assets acquire 51% by E92R and;

WHEREAS, Daniel S. Mckinney, a Director of the Corporation has been legally appointed by the Board of Directors and controlling shareholders as signing authority to this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
SALE AND PURCHASE OF SHARES

1.1 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, the Seller hereby agree to sell, assign, transfer convey and deliver to E92R, 51% of their shares in LPM and the company known as LPM together with all of its rights, titles and interests in the Business Assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Business Assets in keeping with the intentions and the spirit of this Agreement.

1.2 The Purchaser hereby agrees to purchase and acquire 51% of the shares of LPM and all of its Business Assets from the Sellers and pay the Sellers an aggregate of two million (2,000,000) new Common Shares.

1.3 It is understood by the Parties that the 2,000,000 shares of E92R shares so issued as payment in full for the Business Assets will be restricted shares as required by Rule 144 of the United States Securities Act (the "Act" and shall display a restrictive legend as required by the United States Securities and Exchange Act,

1.4 On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, the Seller hereby agree to transfer control of the Business Assets of LPM to the Purchaser through the Seller's acceptance and confirmation of the issuance and granting, by the Purchaser, of 2,000,000 newly issued shares of the Purchaser which shares represent the full purchase price of 51% of the shares of LPM, the company and all of its Business Assets as described in Appendix A

ARTICLE II
CLOSING

2.1 The consummation of the transfer by the Seller to the Purchaser, and the acquisition by the Purchaser of LPM and its Business Assets by the payment of 2 million new Common Shares (the "Closing") shall occur on Jun 30, 2010 (the "Closing Date"). Immediately at the Closing, the Purchaser shall deliver, or cause to be delivered, to the Sellers, a board resolution confirming the issuance 2 million Common Shares that are being sold, assigned, and conveyed to the Sellers, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to the Sellers. (Appendix B)

2.2 Within 7 days of the Closing, E92R shall deliver to the Seller, a Stock certificate(s) representing 2 million shares issued in the name or names designated by the Seller. It is understood that the stock certificates so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act,

2.3 On or before June 30, 2010, LPM shall deliver to the Buyers, a copy of all files and corporate records and documents held by and relevant to LPM.

2.4 Within 7 days of closing, June 30, 2010, the Seller shall deliver to Daniel McKinney, for transmittal to E92R, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 51% of the shares of LPM and it Business Assets.

ARTICLE III
EXECUTION

3.1 The Purchaser shall execute and deliver to the Sellers, within 7 days of the Closing Date, 2 million Shares of E92R.

3.2 The Seller shall execute and deliver to the Purchaser, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 51% of the Shares of LPM, the company and all of the Business Assets of LPM.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows (it being acknowledged that the Seller is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of the Purchaser hereunder):

4.1 Authorization. The Purchaser, represented by Daniel S Mckinney, Director of Element 92 Resources Corp, has full power, legal capacity to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, and this Agreement is enforceable with respect to the Purchaser in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which the Purchaser are a party or by which the Purchaser or any of their assets or properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to the Purchaser or the assets or properties of the Purchaser.

4.2 Legality of Shares. To the best of the Purchaser's knowledge, the Common Shares, when delivered as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Common Shares, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the Common Shares as set forth in this Agreement, the Sellers will receive title to the Common Shares thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3 Compliance with Securities Laws.

(a) No formal or informal investigation or examination by the Securities and Exchange Commission (the "Commission") or by the securities administrator of any state is pending or threatened against E92R.

(b) Neither the Purchaser, nor any of its directors or officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(c) The Purchaser is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4 No undisclosed Issues or Liabilities. The Purchaser warrants that to the best of its knowledge there are no, issues that might tend to cause damage to E92R or its shareholders, or state or federal regulatory problems of any description.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLER

5.1 Authorization. The Seller has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Common Shares from the Purchaser and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Sellers, and this Agreement is enforceable with respect to the Seller, in accordance with its terms.

5.2 Information Regarding this Agreement and the Company. The Seller has obtained such information regarding the financial position and prospects of the Purchaser, as the Seller considers necessary or appropriate for the purpose of purchasing and acquiring the Common Shares from the Purchaser pursuant to this Agreement.

5.3 Compliance with Securities Laws.

(a) No formal or informal investigation or examination by the Commission or by the securities administrator or legal authority of any state or jurisdiction within or outside of China or the United States is pending or threatened against the Seller, LPM or the Business Assets.

(b) The Seller has not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

(c) The Seller is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4 Disclosures

(a) The Seller understands and accepts that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control. Such filings and disclosures include, but are not limited to the filing of a Schedule 8-K.

(b) The Seller will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(c) The Seller will provide a detailed list of the individuals or entities (the "New Shareholders") designated to receive Common Shares of Element92 Resources Corp. pursuant to issuance of the 2,000,000 Common Shares specified in this Agreement.

(i) The above noted detailed list of the New Shareholders shall include the full legal name of the individual or entity receiving the E92R Common Shares, the full address and citizenship or corporate jurisdiction of each New Shareholder (Attached hereto as Appendix C).

5.5 The Seller warrants that he and LPM shall deliver to E92R all of rights, titles and interests in 51% of the shares of LPM, the company and the Business Assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights

pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6 The Seller warrants that all translations in English of all documents, as required by the Securities Act shall be accurate translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

5.7 The Seller warrants that the audited financial statements for the period ended March 31, 2010 of LPM have been finalized and signed, relevant management representations signed and given to the auditor; and a separation made of the Business Assets into the correct related companies with legal agreements completed and signed with the said related parties and related companies which are involved in the Assets, Liabilities and associated operations of LPM.

ARTICLE VI
MISCELLANEOUS PROVISIONS

6.1 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

6.2 Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3 Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of Hong Kong, SAR.

6.4 Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to E92R, to: Daniel McKinney c/o Yinfu Gold
Two IFC 19th Floor
8 Finance Street, Central, Hong Kong

(b) If to LPM, to: Legarloen International Holdings Limited
Suite 713, 7th Floor, Prudential Tower, The Gateway, Harbour City, 21 Canton Road, TST, Kowloon, Hong Kong

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.4.

6.5 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7 Attorneys' Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys' fees, of the prevailing party in connection therewith.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

ON BEHALF OF THE PURCHASER:

______________________________ Designated Signing Authority
Daniel S Mckinney
Element92 Resources Corp.

ON BEHALF OF THE SELLERS:

______________________________ Designated Signing Authority

Legarloen Precious Metal Limited

______________________________ Designated Signing Authority

LO LIN KWONG

Signature of Witness: ______________________________

Name: LAM YING NAI, CHARLES

Address: Unit 28-5/A, Level 2
Jade Plaza, Tai Po,
N.T. H.K

APPENDIX A

List of Assets

Legarleon Precious Metals LIMITED

Trading license of the Chinese Gold & Silver Exchange Society
– License number M254. Membership number 167

ON BEHALF OF THE SELLER:

____ Designated Signing Authority

Legarleon Precious Metals Limited

APPENDIX B

Form of Board Resolution issuing 2,000,000 Common Shares of Element92 Resources Corp to LPM Shareholders

List of New Shareholders of Element92 Resources Corp. to be transferred to: